FIRST AMENDMENT TO EQUITY LINE OF CREDIT AGREEMENT

This First Amendment to Equity Line of Credit Agreement (the “First Amendment”) is the First Amendment to that certain Equity Line of Credit Agreement of October 5, 2021 (the “Agreement”) and this First Amendment is effective on this Sixth day of October 2021 (the “Amendment Effective Date”) and is entered into by and between Rogue One, Inc., a Nevada corporation (the “Company” or “Issuer”) and Tysadco Partners, LLC, a Delaware limited liability company (the “Investor”). As used herein, the term “Parties” is used to refer to the Company and Investor jointly.

WHEREAS:

A.	The Parties acknowledge and agree that this First Amendment is the first amendment to the Agreement.

NOW THEREFORE THE PARTIES HERE AGREE AS FOLLOWS:

1.01	In consideration for the assistance received from the Investor together with other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the Company and the Investor agree that at no time during the Term of the Agreement shall the Investor, directly or indirectly, own or hold shares of the Company’s Common Stock in excess of 4.99% of the Company’s outstanding Common Stock ($0.001).

The Parties acknowledge and agree that this First Amendment is entered into and is effective as of the date first written above.

FOR THE COMPANY: FOR INVESTOR:

___________________ ____________________

Joe Poe, Jr., CEO Robert Delvecchio, Manger

on behalf of Rogue One, Inc. on behalf of Tysadco Partners LLC

By:________________By: ___________________

Date: ______________ Date:_________________